Exhibit 5.1

MARTIN LIPTON

HERBERT M. WACHTELL

EDWARD D. HERLIHY

DANIEL A. NEFF

STEVEN A. ROSENBLUM

JOHN F. SAVARESE

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

RALPH M. LEVENE

RICHARD G. MASON

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

TREVOR S. NORWITZ

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

WILLIAM SAVITT

GREGORY E. OSTLING

DAVID B. ANDERS

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403-1000 FACSIMILE: (212) 403-2000

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

BRADLEY R. WILSON

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

SARAH K. EDDY

VICTOR GOLDFELD

RANDALL W. JACKSON

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

ALISON Z. PREISS

TIJANA J. DVORNIC

JENNA E. LEVINE

RYAN A. McLEOD

ANITHA REDDY

JOHN L. ROBINSON

JOHN R. SOBOLEWSKI

STEVEN WINTER

EMILY D. JOHNSON

JACOB A. KLING

RAAJ S. NARAYAN

VIKTOR SAPEZHNIKOV

MICHAEL J. SCHOBEL

ELINA TETELBAUM

ERICA E. AHO

LAUREN M. KOFKE

ZACHARY S. PODOLSKY

RACHEL B. REISBERG

MARK A. STAGLIANO

CYNTHIA FERNANDEZ
 LUMERMANN

CHRISTINA C. MA

NOAH B. YAVITZ

BENJAMIN S. ARFA

NATHANIEL D. CULLERTON

ERIC M. FEINSTEIN

ADAM L. GOODMAN

STEVEN R. GREEN

MENG LU

GEORGE A. KATZ (1965–1989) JAMES H. FOGELSON (1967–1991) LEONARD M. ROSEN (1965–2014) OF COUNSEL
ANDREW R. BROWNSTEIN MICHAEL H. BYOWITZ KENNETH B. FORREST BEN M. GERMANA SELWYN B. GOLDBERG PETER C. HEIN JB KELLY JOSEPH D. LARSON LAWRENCE S. MAKOW PHILIP MINDLIN THEODORE N. MIRVIS DAVID S. NEILL	ERIC S. ROBINSON ERIC M. ROSOF MICHAEL J. SEGAL WON S. SHIN DAVID M. SILK ELLIOTT V. STEIN LEO E. STRINE, JR.* PAUL VIZCARRONDO, JR. JEFFREY M. WINTNER AMY R. WOLF MARC WOLINSKY
* ADMITTED IN DELAWARE COUNSEL
DAVID M. ADLERSTEIN SUMITA AHUJA FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ ALINE R. FLODR KATHRYN GETTLES-ATWA ADAM M. GOGOLAK ANGELA K. HERRING	MICHAEL W. HOLT MARK A. KOENIG CARMEN X.W. LU J. AUSTIN LYONS ALICIA C. McCARTHY JUSTIN R. ORR NEIL M. SNYDER JEFFREY A. WATIKER

May 7, 2024

NMI Holdings, Inc.

2100 Powell Street, 12th Floor

Emeryville, CA 94608

Ladies and Gentlemen:

We have acted as special counsel to NMI Holdings, Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an indeterminate number of: (i) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”); (iii) depositary shares representing Preferred Stock (“Depositary Shares”) to be evidenced by depositary receipts (“Depositary Receipts”) to be issued pursuant to one or more Deposit Agreements (“Depositary Agreements”) in the event the Company elects to offer fractional interests in shares of Preferred Stock; (iv) debt securities (the “Debt Securities”),

NMI Holdings, Inc.

May 7, 2024

that may be issued in a form that complies with an indenture between the Company and The Bank of New York Mellon Trust Company, N.A., (the “Trustee”) as trustee, a form of which is attached as Exhibit 4.1 to the Registration Statement; (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or any combination thereof (the “Warrants”), including the shares issued upon any exercise or conversion of such Warrants or underlying securities to be purchased pursuant to the terms of one or more warrant agreements (“Warrant Agreements”); (vi) rights to purchase Common Stock, Preferred Stock, Depositary Shares or other securities (“Rights”) to be issued pursuant to the terms of one or more rights agreements (“Rights Agreements”); (vii) stock purchase contracts to purchase Common Stock, Preferred Stock or Depositary Shares (“Purchase Contracts”) to be issued pursuant to the terms of one or more purchase contract agreements (“Purchase Contract Agreements”); and (viii) units consisting of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Rights, Purchase Contracts or any combination of those securities (“Units” and, together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Rights and Purchase Contracts, the “Securities”) to be issued pursuant to the terms of one or more unit agreements (“Unit Agreements” and, together with the Depositary Agreements, the Warrant Agreements, the Rights Agreements and the Purchase Contracts, the “Securities Agreements”).

In rendering the opinions stated herein, we have examined and relied upon the following: (i) the Registration Statement; (ii) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof; (iii) the Fourth Amended and Restated Bylaws of the Company, as in effect as of the date hereof; and (iv) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Securities.

We have examined and relied on the certificates and other documents delivered on the date hereof and such other corporate records, certificates and other documents and have had such conversations as we have deemed necessary or appropriate.

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic or photostatic copies and the authenticity of the originals of such copies, and the truth, accuracy and completeness of the information in all such documents. As to all matters of fact, we have relied with your consent upon certificates or comparable documents, and oral and written statements and representations, of officers and representatives of the Company and of public officials, and, in certain instances, upon the representations and warranties of the Company contained in the Transaction Documents (as defined below). We have not independently verified such information and assumptions.

NMI Holdings, Inc.

May 7, 2024

In expressing the opinion set forth below, we have assumed with your consent that, at or prior to the time of the delivery of any Securities: (i) the Board of Directors, and any appropriate committee appointed thereby, shall have duly approved the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms, of any related securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities; (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and continues to be so effective; (iii) the prospectus will describe the Securities offered thereby or an appropriate prospectus supplement or term sheet will have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the prospectus supplement; (v) the Registration Statement, the Securities, the Securities Agreements and any definitive purchase, underwriting or similar agreement (collectively, the “Transaction Documents”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) with respect to shares of Common Stock or Preferred Stock offered (including under Depositary Shares), there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; (vii) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein; and (viii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that the execution, delivery and performance of the Transaction Documents will not: (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any party to any such Transaction Document or the laws of the jurisdictions of organization or applicable laws with respect to such parties; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over such parties or any of their respective assets; or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

NMI Holdings, Inc.

May 7, 2024

We have assumed that any indenture and any applicable Securities Agreement will be duly authorized, executed and delivered by each party thereto, including the applicable Trustee or agent, as the case may be, and that any applicable Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee or agent, as the case may be.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(1) With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the organizational documents of the Company, so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates in the form required under the Delaware General Corporation Law representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion or exchange of any Preferred Stock, upon exercise of any Warrants or Rights or in settlement of any Purchase Contracts, or comprising any Units, in each case registered on the Registration Statement and in accordance with the terms of such Preferred Stock, Warrants, Rights, Purchase Contracts or Units), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

(2) With respect to the shares of any series of Preferred Stock to be offered pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with, and accepted for record by, the Secretary of State of the State of Delaware; (ii) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the terms of the particular series as established by the Board of Directors, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) certificates in the form required under the Delaware General Corporation Law representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion or exchange of any Preferred Stock, upon exercise of any Warrants or Rights or in settlement of any Purchase Contracts, or comprising any Units, in each case

NMI Holdings, Inc.

May 7, 2024

registered on the Registration Statement and in accordance with the terms of such Preferred Stock, Warrants, Rights, Purchase Contracts or Units), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

(3) With respect to any Depositary Shares to be offered pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the Depositary Agreement to be entered into between the Company and a bank or trust company selected by the Company to act as depositary thereunder has been duly authorized, executed and delivered by each of the parties thereto; (ii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Depositary Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Offered Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the Depositary Receipts, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued and will entitle the holders thereof to the rights specified in the Offered Depositary Shares and the Depositary Agreement.

(4) With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act; (iii) the applicable indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly approved and established in conformity with the applicable indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; (v) the Offered Debt Securities have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (vi) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the applicable indenture and any supplemental indenture to be entered into in connection with the issuance thereof and duly authorized, executed and delivered against payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

NMI Holdings, Inc.

May 7, 2024

(5) With respect to any Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Warrant Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and (ii) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Warrant Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Offered Warrants, when duly executed and delivered against payment therefor, pursuant to the Warrant Agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and legally binding obligations of the Company.

(6) With respect to any Purchase Contracts to be offered pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (i) the Purchase Contract Agreement to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder has been duly authorized, executed and delivered by each of the parties thereto; (ii) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the security certificates evidencing the Offered Purchase Contracts have been executed and countersigned in accordance with the Purchase Contract Agreement, the Offered Purchase Contracts, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and legally binding obligations of the Company.

(7) With respect to any Rights to be offered pursuant to the Registration Statement (the “Offered Rights”), when (i) the Rights Agreement to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder has been duly authorized, executed and delivered by each of the parties thereto; (ii) the terms of the Offered Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the security certificates evidencing the Rights have been executed and countersigned in accordance with the Rights Agreement, the Rights, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and legally binding obligations of the Company.

NMI Holdings, Inc.

May 7, 2024

(8) With respect to any Units to be offered pursuant to the Registration Statement (the “Offered Units”), when (i) the Unit Agreement relating to the Offered Units to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder has been duly authorized, executed and delivered by each of the parties thereto; (ii) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the unit certificates evidencing the Offered Units have been executed and countersigned in accordance with the Unit Agreement, the Offered Units, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and legally binding obligations of the Company.

The opinions set forth above are each subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) an implied covenant of good faith and fair dealing, (v) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, and (vi) waivers of any usury defense contained in the applicable indenture or the Offered Debt Securities which may be unenforceable, (vii) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (viii) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities or in any agreement, and we express no opinion as to (i) the enforceability of any indemnification or contribution, waiver of the right to jury trial or waiver of objections to jurisdiction or other provisions contained in any agreement insofar as enforcement of these provisions may be limited by applicable federal securities laws or principles of public policy, (ii) provisions which purport to establish evidentiary standards, (iii) the enforceability of provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties, (iv) any anti-trust or state securities laws, (v) provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses, or (vi) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

NMI Holdings, Inc.

May 7, 2024

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review all operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We are members of the Bar of the State of New York. This opinion is limited to the laws of the State of New York, the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal securities laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz